UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

DAVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40161	86-1481509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 N. San Vicente Blvd. 900W

West Hollywood, CA 90069

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 857-3283

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAVE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50 per share	DAVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors (the “Audit Committee”) of Dave Inc. (the “Company”) recently completed a comprehensive process to determine which audit firm would serve as the Company’s independent registered public accounting firm. As a result of this process and following careful deliberation, the Company, with the approval of the Audit Committee, dismissed Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm on June 8, 2022, which was effective as of June 8, 2022. Moss Adams will continue to be engaged by the Company to perform limited review and audit procedures relating to their previously completed audit of the Company’s financial statements for the year ended December 31, 2021.

Moss Adams’ reports on the Company’s consolidated financial statements for the years ended December 31, 2021 and 2020 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the audit of the Company’s December 31, 2021 and 2020 financial statements, Moss Adams communicated the following, which noted deficiencies in internal control over financial reporting, which were considered to be material weaknesses:

•

The Company did not design and maintain certain formal accounting policies, procedures, and internal controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including internal controls over the period-end financial reporting process addressing financial statement and footnote presentation and disclosures, account reconciliations, and journal entries. Additionally, the lack of a sufficient number of accounting and finance professionals resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of the Company’s financial reporting objectives, as demonstrated by, amongst other things, insufficient segregation of duties within the finance and accounting functions.

•

The Company did not design and maintain effective controls over information technology (“IT”) general controls for information systems that are relevant to the preparation of its financial statements, specifically, with respect to: (i) program change management controls to ensure that IT program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel: and (iii) computer operations controls to ensure that critical batch jobs are monitored and data backups are authorized and monitored.

Despite the material weaknesses, which had not been remediated as of December 31, 2021, the Company believes that the consolidated financial statements included in the Amendment No. 1 to Current Report on Form 8-K/A for the year ended December 31, 2021 present, in all material respects, the Company’s financial position, results of operations, changes in stockholders’ equity, and cash flows for the periods presented in conformity with U.S. generally accepted accounting principles.

During the years ended December 31, 2021 and 2020 and the subsequent interim period preceding Moss Adams’ dismissal, there were:

(i)

no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) with Moss Adams on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moss Adams, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and

(ii)	other than the material weaknesses communicated above, no reportable events (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company previously provided Moss Adams with a copy of this Form 8-K. Attached as Exhibit 16.1 is a copy of a letter from Moss Adams dated June 13, 2022.

(b) Appointment of New Independent Registered Public Accounting Firm

On June 8, 2022, the Company appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2022, subject to Deloitte’s completion of its client acceptance process. The Audit Committee approved the appointment.

During the years ended December 31, 2021 and December 31, 2020 and the subsequent interim period preceding Deloitte’s engagement, neither the Company nor anyone on its behalf consulted Deloitte regarding either:

(i)

the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) or reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Moss Adams dated June 13, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2022	Dave Inc.

	By:	/s/ Kyle Beilman
	Name:	Kyle Beilman
	Title:	Chief Financial Officer